SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2006, the Company entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase Agreement”) with Wirrulla Novato LLC. Pursuant to the Purchase Agreement, the Company will purchase 46 Galli Drive for a purchase price of $17,000,000. The Purchase Agreement remains subject to customary conditions, including a review of the property, obtaining suitable financing and approval of the Board of Directors.

This building is the Company’s current manufacturing facility for the production of Aldurazyme® and Naglazymetm. The Company is seeking to obtain financing that will result in monthly payments materially similar to current lease payments. Assuming satisfaction of the conditions, including obtaining suitable financing, the transaction is expected to close in early March.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: January 30, 2006	By:	/s/ G. Eric Davis
G. Eric Davis Vice President, Corporate Counsel